UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 9, 2007
(Date of report)

March 5, 2007
(Date of earliest event reported)

Sotheby’s
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1334 York Avenue New York, NY		10021
(Address of principal executive offices)		(Zip Code)

(212) 606-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

        On March 5, 2007, Sotheby’s (the “Company”) and Ann Jackson, entered into a severance agreement, effective as of February 22, 2007 and through December 31, 2008 (the “Severance Agreement”). Ms. Jackson is the Company’s newly hired Executive Vice President, Global Business Development.

        Pursuant to the Severance Agreement, if Ms. Jackson’s employment is terminated by the Company without Cause or by Ms. Jackson with Good Reason, as such terms are defined in the Severance Agreement, Ms. Jackson will be entitled to (1) accrued but unpaid salary through the termination date, (2) any declared and earned but unpaid bonus for the prior calendar year and (3) a cash payment of $1 million. Ms. Jackson may terminate her employment for Good Reason if, among other things, the Company fails to pay her a base salary less than the amount specified in the Severance Agreement, reduces her annual incentive bonus target below the amount specified in the Severance Agreement or discontinues her participation in the Sotheby’s Executive Bonus Plan or a comparable plan. The material terms of the Sotheby’s Executive Bonus Plan are described in a Form 8-K filed by the Company on May 10, 2005.

        The Company will file a copy of the Severance Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOTHEBY’S

By:	/s/ Michael L. Gillis
Michael L. Gillis Senior Vice President, Controller and Chief Accounting Officer

Date:	March 9, 2007